EXHIBIT 1

                                    AGREEMENT


            In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on
Schedule 13D relating to the Common Stock, no par value, of Anormed, Inc. is being filed with the Securities and Exchange Commission on behalf of each of them.

January 16, 2006

                                                     By:  /s/ Julian C. Baker
                                                          ----------------------
                                                             Julian C. Baker

                                                     By:  /s/ Felix J. Baker
                                                          ----------------------
                                                            Felix J. Baker


                               Page 8 of 10 Pages